Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS:
November 13, 2008
News Media
	Eric Grant	(202) 624-6091

Financial Community
	Melissa E. Adams	(202) 624-6410
	Robert Dennis	(202) 624-6129
WGL Holdings, Inc., Reports Record Earnings for Fiscal Year 2008;
Issues Fiscal Year 2009 Guidance
•	Consolidated fiscal year 2008 GAAP earnings up — $2.33 per share vs. $2.19 per share for fiscal year 2007

•	Consolidated fiscal year 2008 non-GAAP operating earnings up 23% — $2.44 per share vs. $1.99 per share for fiscal year 2007

•	New rates and asset optimization strategy drive fiscal year 2008 utility results

•	Fiscal year 2009 GAAP and non-GAAP earnings guidance of $2.27 to $2.39 per share
Consolidated Results
WGL Holdings, Inc. (NYSE: WGL), the parent company of Washington Gas Light Company (Washington Gas) and other energy-related subsidiaries, today reported record net income determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP) for the fiscal year ended September 30, 2008 of $116.5 million, or $2.33 per share, an increase of $8.6 million, or $0.14 per share, over net income of $107.9 million, or $2.19 per share, reported for the fiscal year ended September 30, 2007.
“Several strategic initiatives drove this year’s excellent results and position us for long-term success,” said James H. DeGraffenreidt, Jr., chairman and chief executive officer of WGL Holdings. “New rates and regulatory mechanisms and the successful expansion of our asset management program enable us to share benefits with both customers and shareholders. Business process improvements are reducing costs and improving service, earning us J.D. Power and Associates #1 ranking for customer service among mid-Atlantic gas companies. With our strong balance sheet, diverse portfolio of energy businesses and resilient regional economy, we remain uniquely positioned for continued long-term success.”

For the quarter ended September 30, 2008, we reported a net loss determined in accordance with GAAP of $(11.2) million, or $(0.22) per share, an improvement of $2.3 million, or $0.05 per share, compared to a net loss of $(13.5) million, or $(0.27) per share, reported for the comparative period of fiscal year 2007. Reporting a net loss for quarters ended September 30 is typical due to the seasonal nature of our utility operations and the corresponding reduced demand for natural gas during this period.
Financial performance is evaluated based on non-GAAP operating earnings (loss). Non-GAAP operating earnings (loss) excludes the effects of: (i) warmer-than-normal/colder-than-normal weather for our regulated utility segment; (ii) unrealized mark-to-market gains (losses) on energy-related derivatives; (iii) certain gains and losses associated with optimizing the utility segment’s system storage capacity assets and (iv) certain unusual transactions. Refer to “Use of Non-GAAP Operating Earnings (Loss)” and supporting reconciliations attached to this news release for a detailed discussion of management’s use of this non-GAAP financial measure, as well as reconciliations of net income determined in accordance with GAAP to non-GAAP operating earnings (loss) for both our consolidated and segment results.
For the fiscal year ended September 30, 2008, our non-GAAP operating earnings were $121.6 million, or $2.44 per share, an increase of $23.5 million, or $0.45 per share, over non-GAAP operating earnings of $98.1 million, or $1.99 per share, for the prior fiscal year. For the fourth quarter of fiscal year 2008, our non-GAAP operating loss was $(11.5) million $(0.23) per share, an improvement of $4.0 million, or $0.08 per share, over a non-GAAP operating loss of $(15.5) million, or $(0.31) per share, for the fourth quarter of the prior fiscal year.
Fiscal Year and Fourth Quarter Results by Business Segment
Regulated Utility Segment
For the fiscal year ended September 30, 2008, our regulated utility segment reported net income determined in accordance with GAAP of $113.7 million, or $2.28 per share, an increase of $23.8 million, or $0.46 per share, over net income of $89.9 million, or $1.82 per share, reported for the prior fiscal year. Non-GAAP operating earnings for the regulated utility segment were $111.2 million, or $2.23 per share, for the fiscal year ended September 30, 2008, an improvement of $26.8 million, or $0.52 per share, over non-GAAP operating earnings of $84.4 million, or $1.71 per share, for the same period of the prior fiscal year. This improvement in non-GAAP operating earnings primarily reflects: (i) the implementation of new rates in Virginia on February 13, 2007, in Maryland on November 27, 2007 and the District of Columbia on December 31, 2007; (ii) an increase in realized margins from our asset optimization program; (iii) the favorable effects of changes in natural gas consumption patterns due to shifts in weather patterns and other factors and (iv) an increase of nearly 9,700 average active customer meters over fiscal year 2007. The increase in non-GAAP operating earnings is partially offset by the effect of: (i) an accrual for an estimated refund to our Virginia customers arising from the Earnings Sharing Mechanism included in our performance-based rate design; (ii) higher uncollectible accounts expense due to an adjustment to the accumulated reserve made in the prior period to reflect better collections, coupled with the negative effects of the decline in the economy on the current period and (iii) an increase in maintenance expense as a result of receiving vaporized liquefied natural gas (LNG) from the Cove Point LNG terminal in a portion of our distribution system in Virginia.
For the quarter ended September 30, 2008, our regulated utility segment reported a seasonal net loss determined in accordance with GAAP of $(400,000), or $(0.01) per share, an improvement of $16.4 million, or $0.33 per share, over a net loss of $(16.8) million, or $(0.34) per share reported for the prior period. The non-GAAP operating loss for the regulated utility segment was $(10.3) million, or $(0.21) per share, for the fourth quarter of September 30, 2008, an improvement of $7.0 million, or $0.14 per share, over a non-GAAP operating loss of $(17.3) million, or $(0.35) per share, for the fourth quarter of the prior fiscal year. This improvement in non-GAAP operating results primarily reflects: (i) new rates in Maryland and the District of Columbia as well as increased margins from our asset optimization program; (ii) an increase in revenues from recoverable carrying costs on a higher average balance of storage gas inventory and (iii) a lower effective tax rate resulting from an adjustment to our deferred tax balances. This improvement was partially offset by higher operating expenses, depreciation expense and general taxes.
Retail Energy-Marketing Segment
For the fiscal year ended September 30, 2008, the retail energy-marketing segment reported net income determined in accordance with GAAP of $4.8 million, or $0.10 per share, compared to net income of $22.4 million, or $0.45 per share, reported for fiscal year 2007. Non-GAAP operating earnings for the retail energy segment were $12.4 million, or $0.25 per share, for fiscal year 2008, compared to $18.2 million, or $0.37 per share, last year. This comparison in non-GAAP operating earnings primarily reflects lower margins from electric sales and higher operating costs, partially offset by higher margins from natural gas sales. For electric sales, lower margins reflect: (i) decreased sales volumes primarily due to a reduction in the number of commercial customers as a result of increased competition and (ii) lower margins per kilowatt sold primarily as a result of unfavorable weather patterns experienced during the summer of 2008 and the unusually high margins experienced in the prior year. For natural gas sales, higher margins reflect a rise in margin per therm sold, partially offset by a decrease in natural gas sales volumes. The difference between GAAP net income and non-GAAP operating earnings is due to the non-GAAP adjustment for unrealized mark-to-market gains and losses. Unrealized mark-to-market gains and losses are primarily attributable to changes in the fair value of certain contracts related to the purchase of energy supplies to match future retail sales commitments. These supply contracts are subject to mark-to-market treatment, while the corresponding retail sales commitments are not.
For the quarter ended September 30, 2008, the retail energy marketing segment reported a net loss determined in accordance with GAAP of $(10.1) million, or $(0.20) per share, compared to a net income of $5.3 million, or $0.11 per share, reported for the comparative quarter of fiscal year 2007. The non-GAAP operating loss for the retail energy-marketing segment was $(574,000), or $(0.01) per share, for the fourth quarter of fiscal year 2008, compared to non-GAAP operating earnings of $3.9 million, or $0.08 per share, for the same quarter of the prior fiscal year. This comparison of non-GAAP operating earnings reflects lower margins from both electric and natural gas sales.
Earnings Outlook
Our GAAP earnings estimate for the fiscal year 2009 is in a range of $2.27 to $2.39 per share. This estimate includes projected fiscal year 2009 earnings from our regulated utility segment in a range of $1.89 per share to $1.95 per share and projected fiscal year 2009 earnings from our unregulated business segments in a range of $0.38 per share to $0.44 per share.
We are also providing a consolidated earnings estimate for fiscal year 2009 based on non-GAAP operating earnings in a range of $2.27 per share to $2.39 per share. This estimate includes projected fiscal year 2009 non-GAAP operating earnings from our regulated utility segment in a range of $1.95 per share to $2.01 per share, and projected fiscal year 2009 non-GAAP operating earnings from our unregulated business segments in a range of $0.32 per share to $0.38 per share. Refer to the “Reconciliation of GAAP Earnings Guidance to Non-GAAP Earnings Guidance” attached to this press release for a reconciliation of our GAAP earnings per share estimate to our estimate based on non-GAAP operating earnings per share.
We assume no obligation to update this guidance. The absence of any statement by us in the future should not be presumed to represent an affirmation of this earnings guidance. For the assumptions underlying this guidance, please refer to the slides accompanying our Webcast that will be posted to the WGL Holdings Web site, www.wglholdings.com.

Other Information
We will hold a conference call at 10:30 a.m. Eastern time on November 14, 2008, to discuss our fourth quarter and fiscal year 2008 financial results. The live conference call will be available to the public via a link located on the WGL Holdings Web site, www.wglholdings.com. To hear the live Webcast, click on the “Webcast” link located on the home page of the referenced site. The Webcast and related slides will be archived on the WGL Holdings Web site through December 13, 2008.
Headquartered in Washington, D.C., WGL Holdings has three operating segments: (i) the regulated utility segment which primarily consists of Washington Gas, a natural gas utility that serves over one million customers throughout metropolitan Washington, D.C., and the surrounding region; (ii) the retail-energy marketing segment which consists of Washington Gas Energy Services, Inc., a third-party marketer that competitively sells natural gas and electricity and (iii) the design-build energy systems segment, which consists of Washington Gas Energy Systems, Inc., a provider of design-build energy efficiency solutions to government and commercial clients. Additional information about WGL Holdings is available on our Web site, www.wglholdings.com.
Unless otherwise noted, earnings per share amounts are presented on a diluted basis, and are based on weighted average common and common equivalent shares outstanding.
Please see the attached comparative statements for additional information on our operating results. Also attached to this news release are reconciliations of net income determined in accordance with GAAP to non-GAAP operating earnings (loss) for both our consolidated and segment results as well as reconciliations of our GAAP earnings guidance to our non-GAAP earnings guidance.
Forward-Looking Statements
This news release and other statements by us include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, revenues and other future financial business performance or strategies and expectations. Forward-looking statements are typically identified by words such as, but not limited to, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.” Although we believe such forward-looking statements are based on reasonable assumptions, we cannot give assurance that every objective will be achieved. Forward-looking statements speak only as of today, and we assume no duty to update them. Factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, general economic conditions and the factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents we have filed with, or furnished to, the U.S. Securities and Exchange Commission.

WGL Holdings, Inc.
Consolidated Statements of Income
For Periods Ended September 30, 2008 and 2007
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2008	2007	2008	2007

OPERATING REVENUES
Utility	$161,616	$134,088	$1,536,443	$1,497,274
Non-utility	230,266	191,597	1,091,751	1,148,734

Total Operating Revenues	391,882	325,685	2,628,194	2,646,008

OPERATING EXPENSES
Utility cost of gas	55,378	53,448	869,333	875,811
Non-utility cost of energy-related sales	237,194	173,907	1,047,146	1,079,378
Operation and maintenance	70,204	70,254	282,558	275,344
Depreciation and amortization	23,797	23,632	95,007	90,605
General taxes and other assessments	18,149	15,881	102,544	100,023

Total Operating Expenses	404,722	337,122	2,396,588	2,421,161

OPERATING INCOME (LOSS)	(12,840)	(11,437)	231,606	224,847
Other Income (Expenses)—Net	931	681	2,525	3,378
Interest Expense
Interest on long-term debt	9,999	10,000	39,930	40,047
Other — net	1,658	1,389	6,867	8,821

Total Interest Expense	11,657	11,389	46,797	48,868
Dividends on Washington Gas preferred stock	330	330	1,320	1,320

INCOME (LOSS) BEFORE INCOME TAXES	(23,896)	(22,475)	186,014	178,037
INCOME TAX EXPENSE (BENEFIT)	(12,676)	(8,931)	69,491	70,137

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK	$(11,220)	$(13,544)	$116,523	$107,900

AVERAGE COMMON SHARES OUTSTANDING
Basic	49,914	49,312	49,607	49,172
Diluted	49,914	49,312	49,912	49,377

EARNINGS (LOSS) PER AVERAGE COMMON SHARE
Basic	(0.22)	(0.27)	2.35	2.19
Diluted	(0.22)	(0.27)	2.33	2.19

Net Income (Loss) Applicable To Common Stock—By Segment ($000):

Regulated utility	$(400)	$(16,750)	$113,723	$89,889

Non-utility operations:
Retail energy-marketing	(10,142)	5,317	4,813	22,426
Design-build energy systems	966	192	1,791	367
Other activities	(1,644)	(2,303)	(3,804)	(4,782)

Total non-utility	(10,820)	3,206	2,800	18,011

NET INCOME APPLICABLE TO COMMON STOCK	$(11,220)	$(13,544)	$116,523	$107,900

WGL Holdings, Inc.
Consolidated Balance Sheets
September 30, 2008 and 2007
(Unaudited)

	September 30,	September 30,
(In thousands)	2008	2007

ASSETS
Property, Plant and Equipment
At original cost	$3,184,247	$3,072,935
Accumulated depreciation and amortization	(975,945)	(922,494)

Net property, plant and equipment	2,208,302	2,150,441

Current Assets
Cash and cash equivalents	6,164	4,870
Accounts receivable, net	250,165	192,021
Storage gas—at cost (first-in, first-out)	406,629	294,889
Other	79,391	81,945

Total current assets	742,349	573,725

Deferred Charges and Other Assets	289,152	322,195

Total Assets	$3,239,803	$3,046,361

CAPITALIZATION AND LIABILITIES
Capitalization
Common shareholders’ equity	$1,045,303	$980,767
Washington Gas Light Company preferred stock	28,173	28,173
Long-term debt	603,738	616,419

Total capitalization	1,677,214	1,625,359

Current Liabilities
Notes payable and current maturities of long-term debt	346,949	205,341
Accounts payable and other accrued liabilities	243,123	216,861
Other	158,407	134,854

Total current liabilities	748,479	557,056

Deferred Credits	814,110	863,946

Total Capitalization and Liabilities	$3,239,803	$3,046,361

WGL Holdings, Inc.
Consolidated Financial and Operating Statistics
For Periods Ended September 30, 2008 and 2007
(Unaudited)

FINANCIAL STATISTICS

	Twelve Months Ended
	September 30,
	2008	2007

Closing Market Price—end of period	$32.45	$33.89
52-Week Market Price Range	$36.22-$30.26	$35.91-$29.79
Price Earnings Ratio	13.8	15.5
Annualized Dividends Per Share	$1.42	$1.37
Dividend Yield	4.4%	4.0%
Return on Average Common Equity	11.5%	11.3%
Total Interest Coverage (times)	4.8	4.6
Book Value Per Share—end of period	$20.94	$19.89
Common Shares Outstanding—end of period (thousands)	49,917	49,316

UTILITY GAS STATISTICS

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(In thousands)	2008	2007	2008	2007

Operating Revenues
Gas Sold and Delivered
Residential — Firm	$84,670	$71,581	$1,004,420	$987,409
Commercial and Industrial — Firm	35,172	23,724	292,273	278,949
Commercial and Industrial — Interruptible	1,187	1,080	8,578	6,618
Electric Generation	274	283	1,091	1,108

	121,303	96,668	1,306,362	1,274,084

Gas Delivered for Others
Firm	16,877	17,484	139,231	139,675
Interruptible	7,805	8,032	46,207	49,524
Electric Generation	112	94	372	293

	24,794	25,610	185,810	189,492

	146,097	122,278	1,492,172	1,463,576
Other	15,519	11,810	44,271	33,698

Total	$161,616	$134,088	$1,536,443	$1,497,274

	Three Months Ended				Twelve Months Ended
	September 30,				September 30,
(In thousands of therms)	2008		2007		2008		2007

Gas Sales and Deliveries
Gas Sold and Delivered
Residential — Firm	37,392		37,204		627,527		648,701
Commercial and Industrial — Firm	21,716		18,735		199,363		203,962
Commercial and Industrial — Interruptible	920		940		6,543		5,275

	60,028		56,879		833,433		857,938

Gas Delivered for Others
Firm	44,320		41,427		433,991		433,420
Interruptible	44,785		45,440		256,626		267,305
Electric Generation	34,599		66,506		92,176		111,950

	123,704		153,373		782,793		812,675

Total	183,732		210,252		1,616,226		1,670,613

WASHINGTON GAS ENERGY SERVICES

Natural Gas Sales
Therm Sales (thousands of therms)	72,434		73,830		635,038		725,465

Number of Customers (end of period)	133,300		140,700		133,300		140,700

Electricity Sales
Electricity Sales (thousands of kWhs)	982,283		1,051,305		3,607,619		3,943,844

Number of Accounts (end of period)	61,800		65,900		61,800		65,900

UTILITY GAS PURCHASED EXPENSE (excluding asset optimization)	102.26	¢	94.76	¢	105.01	¢	103.04	¢

HEATING DEGREE DAYS

Actual	2		10		3,458		3,955
Normal	15		16		3,788		3,815
Percent Colder (Warmer) than Normal	(86.7)%		(37.5)%		(8.7)%		3.7%

Average Active Customer Meters	1,053,317		1,046,271		1,055,396		1,045,709

WGL HOLDINGS, INC.
USE OF NON-GAAP OPERATING EARNINGS (LOSS)
(Unaudited)
The attached reconciliations are provided to clearly identify adjustments made to net income calculated in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP) to derive non-GAAP operating earnings (loss). Management believes non-GAAP operating earnings (loss) provides a more meaningful representation of our earnings from ongoing operations by adjusting for the effects of: (i) warmer-than-normal/colder-than-normal weather for our regulated utility segment; (ii) unrealized mark-to-market gains and losses from energy-related derivatives; (iii) certain gains and losses associated with optimizing the utility segment’s system storage capacity assets and (iv) certain unusual transactions. This presentation facilitates analysis by providing a consistent and comparable measure to help management, investors and analysts better understand and evaluate our operating results and performance trends, and assist in analyzing period-to-period comparisons. Additionally, we use this non-GAAP measure to report to the board of directors and to evaluate management’s performance.
The economic substance underlying our adjustments to calculate non-GAAP operating earnings (loss) is as follows:
•	we exclude the effects of warmer-than-normal/colder-than-normal weather to “normalize” weather for our regulated utility segment. During fiscal year 2008 and 2007, the regulated utility segment had a weather protection strategy designed to neutralize the estimated negative financial effects of warmer-than-normal weather on its net income; however, it retained the benefit from colder-than-normal weather in certain jurisdictions. Utilization of normal weather is an industry standard, and it is our practice to evaluate our rate-regulated revenues by utilizing normal weather and to provide estimates and guidance on the basis of normal weather;

•	we exclude unrealized mark-to-market adjustments for our energy-related derivatives to provide a more transparent and accurate view of the ongoing financial results of our operations. For our regulated utility segment, we use derivatives to substantially lock-in a future profit. This profit does not change even though the unrealized fair value of the underlying derivatives may change period-to-period, until settlement. For our retail energy-marketing segment, we use derivatives to lock-in a price for energy supplies to match future retail sales commitments. These derivatives are subject to mark-to-market treatment, while the corresponding retail sales commitments are not. With the exception of certain transactions related to the optimization of system storage capacity assets, as discussed below, when these derivatives settle, the economic impact is reflected in our non-GAAP operating results, as we are only removing the interim unrealized mark-to-market amounts which are ultimately reversed when the derivatives are settled.

•	we adjust for certain gains and losses associated with the optimization of the regulated utility segment’s system storage capacity assets. Transactions to optimize our storage capacity assets are structured to lock-in a profit that is recognized as the natural gas is delivered to end-use customers. These transactions may result in gains and losses that consist of: (i) the settlement of physical and financial derivatives during the spring, summer and fall months when we inject natural gas into storage and (ii) lower of cost or market adjustments from the difference between the cost of physical inventory compared to the amount realized through rates when the inventory is ultimately delivered to customers in the winter. Due to timing differences between when the physical and financial transactions settle, and when the natural gas is sold to the end-use customer, gains and losses associated with our storage optimization strategy may be spread across different reporting periods. For purposes of calculating non-GAAP operating earnings (loss), gains and losses associated with these transactions are included in the reporting period when the gas is delivered to the end-use customer and the ultimate profit is realized. This reflects a better matching between the economic costs and benefits of the overall optimization strategy.

•	we exclude certain unusual transactions that may be the result of regulatory or legal decisions, or items that we may deem outside of the ordinary course of business.
There are limits in using non-GAAP operating earnings (loss) to analyze our results, as they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, using non-GAAP operating earnings (loss) per share to analyze our earnings may have limited value as it excludes certain items that may have a material impact on our reported financial results. We compensate for these limitations by providing investors with the attached reconciliations to net income, the most directly comparable GAAP financial measure.

WGL HOLDINGS, INC. (Consolidating by Segment)
RECONCILIATION OF GAAP NET INCOME TO
NON-GAAP OPERATING EARNINGS (LOSS)
(Unaudited)

Fiscal Year Ended September 30, 2008
			Design-Build
	Regulated	Retail Energy-	Energy	Other
(In thousands, except per share data)	Utility	Marketing	Systems	Activities*	Consolidated

GAAP net income (loss)	$113,723	$4,813	$1,791	$(3,804)	$116,523

Adjusted for (items shown after-tax):
Reversal of costs related to business process outsourcing (a)	(1,139)	—	—	—	(1,139)
Unrealized mark-to-market loss on energy-related derivatives (b)	295	7,594	—	—	7,889
Gain on settled derivatives — storage optimization (c)	(1,983)	—	—	—	(1,983)
Lower of cost or market adjustment — storage optimization (d)	1,535	—	—	—	1,535
Other regulatory adjustments (e)	(1,242)	—	—	—	(1,242)

Non-GAAP operating earnings (loss)	$111,189	$12,407	$1,791	$(3,804)	$121,583

GAAP diluted earnings (loss) per average common share (49,912 shares)	$2.28	$0.10	$0.04	$(0.09)	$2.33
Per share effect of non-GAAP adjustments	(0.05)	0.15	—	0.01	0.11

Non-GAAP operating earnings (loss) per share	$2.23	$0.25	$0.04	$(0.08)	$2.44

Fiscal Year Ended September 30, 2007
			Design-Build
	Regulated	Retail Energy-	Energy	Other
(In thousands, except per share data)	Utility	Marketing	Systems	Activities*	Consolidated

GAAP net income (loss)	$89,889	$22,426	$367	$(4,782)	$107,900

Adjusted for (items shown after-tax):
Colder-than-normal weather (f)	(3,294)	—	—	—	(3,294)
Retroactive depreciation expense adjustment (g)	(2,400)	—	—	—	(2,400)
Unrealized mark-to-market (gain) loss on energy-related derivatives (b)	160	(4,268)	—	—	(4,108)

Non-GAAP operating earnings (loss)	$84,355	$18,158	$367	$(4,782)	$98,098

GAAP diluted earnings (loss) per average common share (49,377 shares)	$1.82	$0.45	$0.01	$(0.09)	$2.19
Per share effect of non-GAAP adjustments	(0.11)	(0.08)	—	(0.01)	(0.20)

Non-GAAP operating earnings (loss) per share	$1.71	$0.37	$0.01	$(0.10)	$1.99

Quarter Ended September 30, 2008
			Design-Build
	Regulated	Retail Energy-	Energy	Other
(In thousands, except per share data)	Utility	Marketing	Systems	Activities*	Consolidated

GAAP net income (loss)	$(400)	$(10,142)	$966	$(1,644)	$(11,220)

Adjusted for (items shown after-tax):
Unrealized mark-to-market (gain) loss on energy-related derivatives (b)	(9,427)	9,568	—	—	141
Gain on settled derivatives — storage optimization (c)	(1,983)	—	—	—	(1,983)
Lower of cost or market adjustment — storage optimization (d)	1,535	—	—	—	1,535

Non-GAAP operating earnings (loss)	$(10,275)	$(574)	$966	$(1,644)	$(11,527)

GAAP diluted earnings (loss) per average common share (49,914 shares)	$(0.01)	$(0.20)	$0.02	$(0.03)	$(0.22)
Per share effect of non-GAAP adjustments	(0.20)	0.19	—	—	(0.01)

Non-GAAP operating earnings (loss) per share	$(0.21)	$(0.01)	$0.02	$(0.03)	$(0.23)

Quarter Ended September 30, 2007
			Design-Build
	Regulated	Retail Energy-	Energy	Other
(In thousands, except per share data)	Utility	Marketing	Systems	Activities*	Consolidated

GAAP net income (loss)	$(16,750)	$5,317	$192	$(2,303)	$(13,544)

Adjusted for (items shown after-tax):
Unrealized mark-to-market gain on energy-related derivatives (b)	(520)	(1,386)	—	—	(1,906)

Non-GAAP operating earnings (loss)	$(17,270)	$3,931	$192	$(2,303)	$(15,450)

GAAP diluted earnings (loss) per average common share (49,312 shares)	$(0.34)	$0.11	$—	$(0.04)	$(0.27)
Per share effect of non-GAAP adjustments	(0.01)	(0.03)	—	—	(0.04)

Non-GAAP operating earnings (loss) per share	$(0.35)	$0.08	$—	$(0.04)	$(0.31)

*	Per share amounts for “Other Activities” may include adjustments for rounding

(Footnote references are described on the following page)

WGL HOLDINGS, INC. (Consolidated by Quarter)
RECONCILIATION OF GAAP NET INCOME TO
NON-GAAP OPERATING EARNINGS (LOSS)
(Unaudited)

Fiscal Year 2008
	Quarterly Period Ended (h)
(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Year-To-Date

GAAP net income (loss)	$47,197	$81,038	$(492)	$(11,220)	$116,523

Adjusted for (items shown after-tax):
Reversal of costs related to business process outsourcing (a)	(1,139)	—	—	—	(1,139)
Unrealized mark-to-market loss on energy-related derivatives (b)	2,613	1,495	3,640	141	7,889
Gain on settled derivatives — storage optimization (c)	—	—	—	(1,983)	(1,983)
Lower of cost or market adjustment — storage optimization (d)	—	—	—	1,535	1,535
Other regulatory adjustments (e)	(1,242)	—	—	—	(1,242)

Non-GAAP operating earnings (loss)	$47,429	$82,533	$3,148	$(11,527)	$121,583

Diluted average common shares outstanding	49,645	49,781	49,638	49,914	49,912

GAAP diluted earnings (loss) per average common share	$0.95	$1.63	$(0.01)	$(0.22)	$2.33
Per share effect of non-GAAP adjustments	0.01	0.03	0.07	(0.01)	0.11

Non-GAAP operating earnings (loss) per share	$0.96	$1.66	$0.06	$(0.23)	$2.44

Fiscal Year 2007
	Quarterly Period Ended (h)
(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Year-To-Date

GAAP net income (loss)	$45,098	$63,375	$12,971	$(13,544)	$107,900

Adjusted for (items shown after-tax):
Colder-than-normal weather (f)	—	(1,173)	(2,121)	—	(3,294)
Retroactive depreciation expense adjustment (g)	(2,400)	—	—	—	(2,400)
Unrealized mark-to-market (gain) loss on energy-related derivatives (b)	1,359	110	(3,671)	(1,906)	(4,108)

Non-GAAP operating earnings (loss)	$44,057	$62,312	$7,179	$(15,450)	$98,098

Diluted average common shares outstanding	49,130	49,267	49,557	49,312	49,377

GAAP diluted earnings (loss) per average common share	$0.92	$1.29	$0.26	$(0.27)	$2.19
Per share effect of non-GAAP adjustments	(0.02)	(0.03)	(0.12)	(0.04)	(0.20)

Non-GAAP operating earnings (loss) per share	$0.90	$1.26	$0.14	$(0.31)	$1.99

Footnotes

(a)	Represents the reversal of expenses that were incurred in prior fiscal years for initial implementation costs allocable to the District of Columbia associated with our business process outsourcing plan. These costs were recorded to a regulatory asset in the first quarter of fiscal year 2008 upon approval of 10-year amortization accounting by the District of Columbia Public Service Commission in a December 28, 2007 Final Order.

(b)	Represents the change in the unrealized mark-to-market positions of our energy-related derivatives that were recorded to income during the period. For the regulated utility segment, to the extent that our unrealized mark-to-market gains and losses are not shared with customers, these amounts are recorded directly to income. All unrealized mark-to-market gains and losses for the retail energy-marketing segment are recorded directly to income.

(c)	Adjustment relates to the current period settlement of physical and financial derivatives resulting from the optimization of the regulated utility segment’s system storage capacity assets.

(d)	A lower of cost or market adjustment made in the current period to reflect the cost of gas in storage that will be recovered from end-use customers.

(e)	Represents favorable regulatory adjustments made during the first quarter of fiscal year 2008 applicable to prior fiscal years due to revised treatment for hexane costs in Maryland and certain shared revenues in the District of Columbia.

(f)	This adjustment is for our regulated utility segment only. As weather was warmer than normal in fiscal year 2008, there was no non-GAAP adjustment related to weather in fiscal year 2008. Weather was 4.9 percent and 31.8 percent colder than normal during the quarters ended March 31, 2007 and June 30, 2007, respectively, resulting in estimated weather effects. There were no non-GAAP adjustments related to weather during the quarters ended December 31, 2006 or September 30, 2007.

(g)	Represents an adjustment that reduced depreciation expense applicable to the period from January 1, 2006, through September 30, 2006. This adjustment was recorded in the first quarter of fiscal year 2007 upon approval of new depreciation rates by the staff of the Virginia State Corporation Commission.

(h)	Quarterly earnings per share may not sum to year-to-date or annual earnings per share as quarterly calculations are based on weighted average common and common equivalent shares outstanding, which may vary for each of those periods.

WGL HOLDINGS, INC.
RECONCILIATION OF GAAP EARNINGS GUIDANCE TO
NON-GAAP EARNINGS GUIDANCE
FISCAL YEAR ENDING SEPTEMBER 30, 2009

Consolidated
	Low	High

GAAP Earnings Per Share Guidance Range	$2.27	$2.39
Adjusted for:
Unrealized mark-to-market gain on energy-related derivatives (a)	(0.01)	(0.01)
Prior period gain on settled derivatives — storage optimization (b)	0.04	0.04
Prior period lower of cost or market adjustment — storage optimization (c)	(0.03)	(0.03)

Non-GAAP Operating Earnings Per Share Guidance Range	$2.27	$2.39

Regulated Utility Segment
	Low	High

GAAP Earnings Per Share Guidance Range	$1.89	$1.95
Adjusted for:
Unrealized mark-to-market loss on energy-related derivatives (a)	0.05	0.05
Prior period gain on settled derivatives — storage optimization (b)	0.04	0.04
Prior period lower of cost or market adjustment — storage optimization (c)	(0.03)	(0.03)

Non-GAAP Operating Earnings Per Share Guidance Range	$1.95	$2.01

Unregulated Business Segments
	Low	High

GAAP Earnings Per Share Guidance Range	$0.38	$0.44
Adjusted for:
Unrealized mark-to-market gain on energy-related derivatives (a)	(0.06)	(0.06)

Non-GAAP Operating Earnings Per Share Guidance Range	$0.32	$0.38

Footnotes:

(a)	Represents the estimated reversal of certain of our existing unrealized mark-to-market positions related to our energy derivatives that will be recorded to income during fiscal year 2009. For the regulated utility segment, to the extent that our unrealized mark-to-market gains and losses are not shared with customers, these amounts are recorded directly to income. All unrealized mark-to-market gains and losses for the retail-energy marketing segment are recorded directly to income.

(b)	This adjustment is being made to match the settlement of derivatives recorded in fiscal year 2008 with the delivery of natural gas to the end-use customer in fiscal year 2009. The settled derivatives were part of the optimization of the regulated utility segment’s system storage capacity assets.

(c)	This adjustment is being made to match the lower of cost or market adjustment recorded in fiscal year 2008 that resulted from our system storage optimization, with the delivery of natural gas to the end-use customer in fiscal year 2009.